E-TREND NETWORKS, INC. ANNOUNCES COMPLETION OF SHARE
            EXCHANGE AND REORGANIZATION WITH COOL ENTERTAINMENT INC.

Ft. Lauderdale, Fl./ February 21, 2001/ CNW/ - Gregg C. Johnson, President and Chief Executive Officer of E-Trend Networks, Inc. (the "Company"), announces that the Company has completed its previously announced share exchange and reorganization with Cool Entertainment Inc. (OTCBB: CULE). Accordingly, effective February 22, 2001, the post-consolidation shares of the reorganized Company will trade on the OTC Bulletin Board under the trading symbol "ETDN".

ABOUT E-TREND NETWORKS, INC.

E-Trend Networks, Inc. is a leading content destination for 'everything entertainment', including movies (theatrical and home video), music, games and more. www.EntertainMe.com is the gateway to the network of entertainment-based specialty eCommerce sites, including www.MovieSource.com, www.VHQMusic.com, and www.VHQGames.com. All E-Trend Network sites feature live, in-house customer service representatives who chat in real time with visitors and offer assistance on finding the right title or the perfect gift from any of the network sites. This feature offers a true benefit to customers, especially those who are new to online shopping.

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For Further Information:

Gregg C. Johnson, President
E-Trend Networks, Inc.
(403) 252-7766

e:  GREGGJ@ETRENDNETWORKS.COM